EXHIBIT 3-(a)
        RESTATED CERTIFICATE OF INCORPORATION
                         of
                     SONAT INC.
     (Restating the Certificate of Incorporation as in effect as of April 28, 1994)

      (Originally incorporated under the name Southern
Natural Industries, Inc. on January 25, 1973.)

      FIRST:  The name of the Corporation is Sonat
Inc.

      SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 32 Loockerman
Square, Suite L-100, City of Dover, County of Kent;
and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General
Corporation Law of Delaware.

      FOURTH: The total number of shares which the Corporation shall have authority to issue is four hundred ten million (410,000,000), of which ten million (10,000,000) are to be Serial Preference Stock of the par value of One Dollar ($1.00) per share and four hundred million (400,000,000) are to be Common
Stock of the par value of One Dollar ($1.00) per share.

             A. SERIAL PREFERENCE STOCK

      1. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article, to authorize from time to time the issue of one or more series of Serial
Preference Stock and with respect to any such series to fix, by resolution or resolutions adopted prior to the issuance thereof, the voting powers (full or limited), if any, and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, including but without limiting the generality of the foregoing, the following:

           (a)   The number of shares to
      constitute such series, and the
      distinctive designation thereof;

           (b)   The dividend rate or rates on
      shares of such series and any
      restrictions, limitations or conditions
      upon the payment of such dividends, and
      whether dividends shall be cumulative and, if so, the date or dates from which dividends shall cumulate, and the dates on which dividends, if declared, shall be payable;

           (c)   Whether the shares of such
      series shall be redeemable and, if so, the time or times, at whose option the shares are redeemable, and the price or prices at which and the other terms and conditions on which the shares may be redeemed;

           (d)   The rights of the holders of
      shares of such series in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary;

           (e)   Whether the shares of such
      series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms and conditions thereof;

           (f)   Whether the shares of such
      series shall be convertible into, or
      exchangeable for, shares of any other
      class or series of stock or any other
      securities, and if so convertible or
      exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

           (g)   The voting powers, if any, of
      the shares of such series in addition to the voting powers provided by law or this Certificate of Incorporation, and if so, the extent thereof; and

           (h)   Any other preferences and
      relative, participating, optional or other special rights and the qualifications, limitations or restrictions of such preferences and/or rights not inconsistent with law or the provisions of this Certificate of Incorporation.

      2.   All shares of any one series of Serial
Preference Stock shall be identical with each other in all respects, except that shares of such series issued at different times may differ as to the dates from which dividends thereon shall cumulate or accrue; and all shares of Serial Preference Stock of all series shall be of equal rank in respect of the preference as to dividends and to payments upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation.

      3.   In the event of any liquidation,
dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of shares of any class or classes of stock of the Corporation ranking junior to Serial Preference Stock, the holders of the shares of each series of Serial Preference Stock shall be entitled to receive payment of the amount per share fixed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of the shares of such series, plus an amount equal to all dividends accrued and unpaid thereon to the date of final distribution to such holders. If upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Serial Preference Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. After payment to holders of Serial
Preference Stock of the full preferential amounts as aforesaid, holders of Serial Preference Stock as such shall have no right or claim to any of the remaining assets of the Corporation. A liquidation, dissolution or winding up of the Corporation, as such terms are used in this Article, shall not be deemed to be occasioned by or to include (a) any consolidation or merger of the Corporation with any other corporation or corporations, or (b) any sale, lease, exchange or other transfer of any or all of the assets of the Corporation to another corporation or corporations pursuant to a plan which shall provide for the receipt by the Corporation or its stockholders, as all or the major portion of the consideration for such sale, lease, exchange or transfer, of securities of such other corporation or corporations or of any corporation or corporations controlled by, controlling or affiliated with such other corporation or corporations.

      4.   The holders of shares of Serial Preference
Stock of each series shall be entitled to cash dividends, when and as declared by the Board of Directors out of the funds legally available therefor, in accordance with the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, payable on such dates in each year as may be fixed in such resolution or resolutions. Dividends in full shall not be declared or paid or set apart for payment on Serial Preference
Stock of any one series for any dividend period unless dividends in full have been paid or declared and set apart for payment on all shares of Serial Preference
Stock of all series upon which a dividend is then due and payable. When the dividends then due and payable are not paid in full on all series of Serial
Preference Stock the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends then due and payable on such shares were declared and paid in full. A "dividend period" is the period between any two consecutive dividend payment dates
(or, when shares are originally issued, the period from the date from which dividends are cumulative or begin to accrue to the first dividend payment date) as fixed for a particular series. Accruals of dividends shall not bear interest.

      5. So long as any Serial Preference Stock is outstanding the Corporation will not declare or pay, or set apart for payment, any dividends (other than dividends payable in shares of any class or classes of stock of the Corporation ranking junior to Serial
Preference Stock), or make any other distribution, on shares of any class or classes of stock of the Corporation ranking junior to Serial Preference Stock, and will not redeem, purchase or otherwise acquire, directly or indirectly, whether voluntarily, for a sinking fund, or otherwise, any shares of any class or classes of stock of the Corporation ranking junior to Serial Preference Stock, if at the time of making such declaration, payment, setting apart, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on or any obligation to retire shares of Serial Preference Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any class ranking junior to Serial
Preference Stock in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of stock of any such junior class.

      6.   If in any case the amounts payable with
respect to any obligations to retire shares of Serial
Preference Stock are not paid in full in the case of all series with respect to which such obligations exist, the number of shares of each of such series to be retired pursuant to any such obligations shall be in proportion to the respective amounts which would be payable on account of such obligations if all amounts payable in respect of such series were discharged in full.

      7. If and whenever dividends on any series of Serial Preference Stock shall not have been paid in an aggregate amount at least equal to six quarterly dividends upon the shares of such series, the holders of Serial Preference Stock, voting separately as a class regardless of series, shall be entitled, at any annual meeting of stockholders or special meeting held in lieu thereof, or at a special meeting of the holders of Serial Preference Stock called as hereinafter provided, to elect two additional directors. At any time while the holders of Serial
Preference Stock, voting as a class, are entitled to elect two directors as herein provided, they shall not be entitled to participate with the holders of Common
Stock in the election of any other directors notwithstanding any right otherwise granted to any series to vote in the election of directors. Whenever all dividends accrued and unpaid on such series of Serial Preference Stock then outstanding having cumulative dividends shall have been paid and dividends thereon for the then current dividend period shall have been paid, or declared and a sum sufficient in payment thereof set apart, or, if dividends on any series of Serial Preference Stock shall not be cumulative, whenever such dividends shall have been paid regularly for one year, or declared and a sum sufficient in payment thereof set apart, the right of the holders of Serial Preference Stock to elect two directors shall cease, subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends.

      At any time after such voting power shall have been so vested in the holders of Serial Preference
Stock, the Secretary of the Corporation may, and, upon the written request of the holders of record of 10% or more of Serial Preference Stock then outstanding addressed to him at the principal office of the Corporation shall, call a special meeting of the holders of Serial Preference Stock for the election of the directors to be elected by them to be held within 45 days after such call and at the place and upon the notice provided by law and in the By-Laws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders or special meeting in lieu thereof. If any such special meeting required to be called as provided shall not be called by the Secretary within 45 days after the receipt of any such request, then the holders of record of 10% or more of Serial Preference Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice above provided and for that purpose shall have access to the Serial Preference
Stock ledger of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 30 days before the annual meeting of the stockholders or special meeting held in lieu thereof next succeeding the time when the holders of Serial Preference Stock become entitled to elect directors as above provided. If any such special meeting shall be called as above provided, then, by vote of the holders of at least a majority of the shares of Serial Preference Stock which are present or represented by proxy at such meeting, the then authorized number of directors of the Corporation shall be increased by two, and at such meeting the holders of Serial Preference Stock shall be entitled to elect the additional directors so provided for, but any directors so elected shall not hold office beyond the annual meeting of the stockholders or special meeting held in lieu thereof next succeeding the time when the holders of Serial Preference Stock become entitled to elect directors as above provided.
Whenever the holders of Serial Preference Stock shall be divested of the voting power as above provided, the terms of office of all persons elected as directors by the holders of Serial Preference Stock as a class shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

      8. So long as any Serial Preference Stock is outstanding, the Corporation shall not, without the consent of the holders of two-thirds of the outstanding shares of Serial Preference Stock, irrespective of series, either given by vote in person or by proxy at a meeting called for that purpose, or given in writing, (a) authorize, or increase the authorized number of shares of, any class of stock ranking prior to Serial Preference Stock, or
(b) amend, alter or repeal any of the provisions of this Article so as adversely to affect the preferences, rights or powers of the Serial Preference
Stock; and the Corporation shall not amend, alter, or repeal any resolution of the Board of Directors fixing the terms of a series of Serial Preference Stock so as adversely to affect the preferences, rights or powers of shares of such series without the prior consent of the holders of two-thirds in number of the outstanding shares of such series, acting as a class, given as aforesaid.

      9.   Whenever reference is made to shares
"ranking prior to Serial Preference Stock", such reference shall mean and include only those shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are given preference over the rights of the holders of Serial Preference Stock; whenever reference is made to shares "on a parity with Serial
Preference Stock", such reference shall mean and include only those shares of Serial Preference Stock and all other shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation rank on an equal basis (except as to the amounts fixed therefor) with the rights of the holders of Serial
Preference Stock; and whenever reference is made to shares "ranking junior to Serial Preference Stock", such reference shall mean and include only those shares of the Corporation in respect of which the rights of the holders as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation are junior and subordinate to the rights of the holders of Serial Preference Stock.

                  B.  COMMON STOCK

      Except as provided by the laws of Delaware, this Certificate of Incorporation or by the resolutions of the Board of Directors of the Corporation establishing any series of Serial Preference Stock, the exclusive voting power for all purposes shall be vested in the holders of Common Stock. Except as required by the laws of Delaware, should the affirmative vote or written consent of the holders of shares of Serial
Preference Stock voting as a class, or shares of any series thereof voting as a class, at the time outstanding be required for any purpose, the holders of Common Stock shall not have the right to vote or consent with respect to the action to be taken, either as a class or together with any other class or series, unless the action to be taken would adversely affect the rights or powers of Common Stock.

      FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

           (1)   The number of directors of the
      Corporation (exclusive of directors (the
      "Preference Stock Directors") who may be elected by the holders of any one or more series of Serial Preference Stock which may at any time be outstanding, voting separately as a class or classes) shall not be less than five nor more than fifteen, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office, and to be fixed initially at twelve.

           (2)   The Board of Directors
      (exclusive of Preference Stock Directors) shall be divided into three classes, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1983, four directors of the first class shall be elected to hold office for a term expiring at the 1984 annual meeting, four directors of the second class shall be elected to hold office for a term expiring at the 1985 annual meeting and four directors of the third class shall be elected to hold office for a term expiring at the 1986 annual meeting. Commencing with the annual meeting of stockholders in 1984, each class of directors whose term shall then expire shall be elected to hold office for a three year term and until the election and qualification of their respective successors in office. In case of any increase in the number of directors
      (other than Preference Stock Directors), the number of directors in each class shall be as nearly equal as possible.
      Election of directors need not be by
      ballot unless the By-Laws so provide.

           (3)   Subject to the rights of the
      holders of any one or more series of
      Serial Preference Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the Board of Directors, acting by not less than a majority of the Directors then in office.
      Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

           (4)   The Board of Directors shall
      have power without the assent or vote of the stockholders

                 (a)   To make, alter,
           amend, change, or repeal the
           By-Laws of the Corporation
           other than By-Laws made by the
           stockholders which provide
           otherwise for their
           alteration, amendment, change
           or repeal.

                 (b)   To determine from
           time to time whether, and to
           what extent, and at what times
           and places, and under what
           conditions and regulations,
           the accounts and books of the
           Corporation (other than the
           stock ledger) or any of them,
           shall be open to the
           inspection of the
           stockholders.

           (5)   In addition to the powers and
      authorities hereinbefore or by statute
      expressly conferred upon them, the
      directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders;
      provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been made.

           (6)   Except as otherwise provided
      in Article FOURTH of this certificate with respect to the holders of any one or more series of Serial Preference Stock, special meetings of the stockholders for any purpose or purposes shall be called solely by resolution of the Board of Directors, acting by not less than a majority of the entire Board, and, except as set forth in this Section (6), the power of stockholders to call a special meeting is specifically denied. Notwithstanding the foregoing, and subject to the conditions set forth in this Section (6), the Board of Directors shall call a special meeting of stockholders upon the receipt by the Secretary of the Corporation of a Request
      (as hereinafter defined) of a Qualified
      Holder (as hereinafter defined).  The
      place and notice of any special meeting
      shall be as set forth below and in the By-
      Laws.  Only business properly brought
      before a special meeting shall be
      transacted at such meeting.  Business
      shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a Qualified Holder entitled to vote at such meeting if written notice of such Qualified Holder's intent to bring such business before such meeting was contained in the Request. The
      Chairman of the meeting may refuse to
      transact any business at any special
      meeting made without compliance with the foregoing procedure.

           If the Secretary of the Corporation
      receives a Request from a Qualified
      Holder, the Board of Directors shall
      select a date for the special meeting not less than 60 nor more than 90 days after the date the Request is received;
      provided, however, that (a) the Board
      shall not be required to call a special
      meeting at the request of any Qualified
      Holder that has, within the twelve months preceding the date the Request is received, delivered to the Corporation a Request pursuant to which a special meeting has been called, and (b) the Board shall not be required to call a special meeting pursuant to a Request received during the 150-day period preceding the anniversary of the most recent annual meeting of stockholders.

           For the purposes of this Section
      (6):

           (a)   The term "Qualified Holder"
      shall mean any individual, corporation,
      partnership or other person or entity
      (collectively, a "Person") which, together with all of its "affiliates" (as such term is defined on December 3, 1993 in Rule 405 under the Securities Act of 1933), has had continuous Ownership (as hereinafter defined) of at least 3 percent of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors ("Voting Stock") throughout the six-month period prior to the date the Corporation receives the Request from such Person. A "Qualified
      Holder" shall not include a group of
      Persons acting in concert or pursuant to a contractual arrangement.

           (b)   The term "Ownership" of Voting
      Stock shall mean the sole possession of
      both the power to vote (or direct the
      voting of) and the power to dispose of (or direct the disposition of) such Voting
      Stock.

           (c)   The term "Request" shall mean
      a writing received by the Secretary of the Corporation at the principal executive offices of the Corporation, which requests the Board of Directors to call a special meeting of the stockholders and which sets forth: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address of the Qualified Holder who intends to propose such business; (3) a representation that the stockholder is a Qualified Holder of Voting Stock, agrees to furnish such supporting documentation with respect to such stockholder's status as a Qualified Holder as the Corporation may request, is entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; and (4) any material interest of the stockholder in such business. If the Qualified Holder intends to present a proposal at the special meeting and to have such proposal included in the Corporation's proxy materials for such meeting and the Request includes the proposal and any supporting statement with respect thereto, the Corporation's proxy materials for the meeting shall include such proposal and supporting statement, provided (A) the Qualified Holder complies with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (or any successor rule), and
      (B) the Board of Directors does not
      determine that such proposal and
      supporting statement may be omitted from the Corporation's proxy materials pursuant to paragraph (c) of such Rule 14a-8.

           (7)   Subject to the rights of the
      holders of any one or more series of
      Serial Preference Stock then outstanding, any director or the entire Board of Directors of the Corporation may be removed only for cause. At any annual meeting of stockholders of the Corporation or at any special meeting of stockholders of the Corporation the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of capital stock entitled to vote thereon, present in person or by proxy, by vote of a majority of the outstanding shares thereof, may remove such director or directors for cause.

           (8)   The annual meeting of
      stockholders of the Corporation shall be held each year at such date during the first five months of each year beginning
      January 1 as shall be specified in the By-
      Laws. At such annual meeting, or at such adjournment thereof as may be taken pursuant to the By-Laws, the Board of Directors of the Corporation shall be elected to hold office as provided in Section (2) of this Article FIFTH.

           (9)   No action required to be taken
      or which may be taken at any annual or
      special meeting of stockholders of the
      Corporation may be taken without a
      meeting, and the power of stockholders to consent in writing, without such a meeting, to the taking of any action is specifically denied.

           (10)  The stockholders of the
      Corporation may exercise their power to
      alter, amend, change, repeal or adopt By-
      Laws of the Corporation only by the
      affirmative vote of the holders of not
      less than 60 percent of the outstanding
      shares of capital stock of the Corporation entitled to vote for the election of directors, provided that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of meeting called for the taking of such action.

           (11)  At each annual meeting of the
      stockholders, or at an adjournment
      thereof, there shall be elected by
      plurality vote of the outstanding shares of Common Stock an Auditor of the Corpora-tion, who shall hold office until the next annual meeting of the stockholders. The
      Auditor shall be an individual who is a
      member in good standing of the American
      Institute of Accountants or (if said
      Institute shall cease to exist) of its
      successor or an organization of comparable standing, or shall be a co-partnership a majority of whose members are members in good standing of said Institute or its successor or comparable organization as aforesaid; and shall in any event have rendered audit reports for at least five corporations or associations each having at the time of such reports assets carried on their respective balance sheets at more than $20,000,000. The Auditor shall not be a director of the Corporation, nor an officer or salaried employee thereof. Not later than thirty days prior to the day fixed for the annual meeting of stockholders in any year, the Auditor shall submit a written report by the Auditor as to the balance sheet of the Corporation as at the close of business on the December 31 next preceding the date of such report, as to the surplus account of the Corporation and as to the earnings or income of the Corporation since its organization or since the last preceding report by the Auditor as the case may be.
      The Corporation shall cause copies of such report to be mailed not later than twenty days prior to the day fixed for such annual meeting to each stockholder of record of the Corporation. The Board of Directors of the Corporation shall cause to be included in the notice given to stockholders of each annual meeting a statement of the name of the individual or co-partnership which the Board of
      Directors recommends for election as
      Auditor at such meeting, and also a
      statement of the name of the Auditor then in office; but no such recommendation by the Board of Directors shall be binding upon the stockholders. The Board of Directors shall cause a copy of such notice to be mailed to the existing
      Auditor at the same time at which it is
      mailed or otherwise given to stockholders.
      No person, other than the Auditor then in office, shall be eligible for election as Auditor at any annual meeting of stockholders unless notice of intention to nominate that person as Auditor has been given by a stockholder to the Corporation not less than ten days before such annual meeting; the Corporation shall promptly mail a copy of such notice to the Auditor then in office. The Auditor shall have the right to attend all meetings of stock-holders at which the Auditor or any accounts of the Corporation examined or reported on by the Auditor are considered and to make any statement or explanation regarding the accounts which the Auditor may desire; but the Auditor shall not be entitled to any vote. The Auditor shall have the right of access to all books, accounts, vouchers and records of the Corporation and may require from its officers such information and explanation as may be necessary for the performance of the duties of the Auditor. The officers and directors of the Corporation may rely upon the accuracy of all reports by the Auditor to the Corporation or its stockholders and will be protected in any action or nonaction by them in good faith in reliance thereon. Semi-annual, quarterly or interim reports shall be made by the Auditor from time to time as may be directed by the Board of Directors of the Corporation. The Board of Directors may fill any vacancy occurring in the office of Auditor, by death, resignation or otherwise, at any time except between the call and final adjournment of an annual meeting of stockholders or of a special meeting of stockholders called for the purpose of removing the Auditor or electing a new Auditor. The Auditor may be removed, and a new Auditor elected to fill the vacancy caused by such removal or otherwise, at any special meeting of the stockholders the notice of which shall include such removal and election as purposes of the meeting, by the vote of a majority of the outstanding shares of the Common Stock of the Corporation; a copy of the notice of any such meeting shall be mailed by the Corporation to the Auditor then in office at the same time at which such notice is mailed or otherwise given to stockholders.

           (12)  The Board of Directors of the
      Corporation in its discretion may submit for approval, ratification or confirmation by the stockholders any contract, transaction or act of the Board of Directors or any committee thereof or of any officer, agent or employee of the Corporation, and any such contract, transaction or act which shall have been so approved, ratified or confirmed by the holders of a majority of the issued and outstanding stock entitled to vote shall be as valid and binding upon the Corporation and upon the stockholders thereof as though it had been approved and ratified by each and every stockholder of the Corporation.

           (13)  No contract or agreement
      between the Corporation and any other
      corporation or party which owns a majority of the capital stock of the Corporation or any subsidiary of such other corporation shall be made or entered into without the affirmative vote of a majority of the whole Board of Directors at a regular meeting of the Board.

           (14)  No director shall be
      personally liable to the Corporation or
      any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
      Section 174 of the Delaware General
      Corporation Law, or (iv) for any
      transaction from which the director
      derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the full extent permitted by the Delaware General
      Corporation Law, as so amended.

           The Corporation shall indemnify to
      the full extent permitted by the laws of the State of Delaware as from time to time in effect, each person who is or was a director or officer of the Corporation in the event that he was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Section (14) shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on the directors and officers of the Corporation by this Section (14) shall be a contract right.

           Unless otherwise determined by the
      Board of Directors of the Corporation, the Corporation shall indemnify to the full extent permitted by the laws of the State of Delaware as from time to time in effect, each person who is or was an employee or agent of the Corporation in the event that he was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

           The rights and authority conferred
      in this Section (14) shall not be
      exclusive of any other right which any
      person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

           Neither the amendment nor repeal of
      this Section (14), nor the adoption of any provision of the Certificate of
      Incorporation or By-Laws or of any statute inconsistent with this Section (14), shall eliminate or reduce the effect of this Section (14) in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of 60 percent of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors shall be required to amend, repeal or adopt any provision inconsistent with Sections (1),
(2), (3), (6), (7), (8), (9) and (10) of this Article
FIFTH.

      SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said
Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

      SEVENTH:  Any other provision of this
Certificate of Incorporation to the contrary notwithstanding, the affirmative vote of the holders of not less than 80 percent of the outstanding shares of capital stock of the Corporation entitled to vote generally (the "Voting Stock") and the affirmative vote of the holders of not less than 67 percent of the Voting Stock held by stockholders other than a Related
Person (as hereinafter defined) shall be required for the approval or authorization of any Business
Combination (as hereinafter defined) or of any series of related transactions which, if taken together, would constitute a Business Combination of the Corporation with any Related Person; provided, however, that the 80 percent and 67 percent voting requirements shall not be applicable if:

           1.    A majority of Continuing
      Directors (as hereinafter defined) of the Corporation (a) have expressly approved in advance the acquisition of Voting Stock of the Corporation that caused the Related
      Person to become a Related Person, or
      (b) have approved the Business
      Combination; or

           2.    The Business Combination is a
      merger or consolidation and the cash or
      fair market value of the property,
      securities or other consideration to be
      received per share by holders of Common
      Stock of the Corporation in the Business
      Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions), in each case determined in good faith by a majority of Continuing
      Directors, paid by the Related Person in acquiring any of its holdings of the Corporation's Common Stock either in or subsequent to the transaction or series of transactions in which the Related Person became a Related Person.

Such affirmative vote shall be required
notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

For purposes of this Article SEVENTH:

           (a)   The term "Business
      Combination" shall mean (i) any merger or consolidation of the Corporation or a Subsidiary (as hereinafter defined) with or into a Related Person, (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets either of the Corporation (including without limitation any voting securities of a Subsidiary) or of a Subsidiary, or both, to a Related Person, (iii) any merger or consolidation of a Related Person with or into the Corporation or a Subsidiary of the Corporation, (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a Subsidiary of the Corporation, (v) the issuance of any securities of the Corporation or a Subsidiary of the Corporation to a Related Person, (vi) any reclassification of securities (including a reverse stock split) or any other recapitalization that would have the effect of increasing the voting power of a Related Person and (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

           (b)   The term "Related Person"
      shall mean and include any individual,
      corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on March 1, 1983 in Rule 12b-2 under the
      Securities Exchange Act of 1934),
      "beneficially owns" (as defined on March
      1, 1983 in Rule 13d-3 under the Securities
      Exchange Act of 1934) in the aggregate
      10 percent or more of the outstanding
      Voting Stock of the Corporation, any
      Affiliate or Associate of any such
      individual, corporation, partnership or
      other person or entity, and any assignee of any of the foregoing.

           (c)   Notwithstanding the definition
      of "beneficially owned" in
      subparagraph (b) of this Article SEVENTH, any Voting Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

           (d)   The term "Substantial Part"
      shall mean more than 20 percent of the
      fair market value of the total assets of the corporation in question, as determined in good faith by a majority of Continuing
      Directors, as of the end of its most
      recent fiscal year ending prior to the
      time the determination is being made.

           (e)   For the purposes of
      subparagraph (a) of this Article SEVENTH, the term "Subsidiary" means any corporation of which a majority of any class of equity security is owned directly or indirectly by the Corporation and whose assets constitute a Substantial Part of the assets of the Corporation, as determined in good faith by a majority of Continuing Directors.

           (f)   For the purposes of the first
      paragraph of this Article SEVENTH, in any Business Combination of a Subsidiary of the Corporation with a Related Person, the voting provisions contained therein shall be deemed to be required for the Corporation to cause the Subsidiary to approve or authorize such Business
      Combination.

           (g)   For the purposes of
      subparagaph (2) of this Article SEVENTH, the term "other consideration to be received" shall include, without limitation, Common Stock of the
      Corporation retained by its existing
      public stockholders in the event of a
      Business Combination in which the
      Corporation is the surviving corporation.

           (h)   The term "Continuing Director"
      shall mean a Director who was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business
      Combination became a Related Person.

      EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

      This certificate only restates and integrates, and does not further amend, the provisions of the Corporation's Certificate of Incorporation as theretofore amended or supplemented. There is no discrepancy between the provisions of said Certificate of Incorporation, as amended or supplemented, and the provisions of this certificate.


      IN WITNESS WHEREOF, SONAT INC. has caused its corporate seal to be hereunto affixed and this certificate, having been duly adopted by the directors in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, to be signed by Ronald L. Kuehn, Jr., its Chairman, and Beverley T. Krannich, its Secretary, this 2nd day of May, 1994.

                                  SONAT INC.


                       /S/  Ronald L. Kuehn, Jr.
                       By:  Ronald L. Kuehn, Jr.
                                  Chairman


                       /S/  Beverley T. Krannich
                       Attest:  Beverley T. Krannich
                                  Secretary

(Corporate Seal)